                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act



                                FEBRUARY 14, 2000
                                 Date of Report
                        (Date of earliest event reported)



                          INTERNATIONAL INTERNET, INC.
             (Exact name of registrant as specified in its charter)


                         6413 CONGRESS AVENUE, SUITE 240
                              BOCA RATON, FL 33487
                    (Address of principal executive offices)


                               (561) 988-0819
                         (Registrant's telephone number)


DELAWARE                                    0-26415                             52-2175532
(State or other jurisdiction                (Commission                         (IRS Employer
of incorporation)                           File Number)                        Identification No.)

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On December 1, 1999, International Internet, Inc. ("IINN") merged with Caprock Corporation ("Caprock") (the "Transaction"). Pursuant to the merger agreement, IINN was the surviving corporation and elected successor issuer status under ss.12(g) of the Securities and Exchange Act of 1934 ("Exchange Act"). As a result of the election, IINN became subject to all reporting requirements under the Exchange Act.

As a result of the Transaction, IINN dismissed Weinberg & Company, P.A. ("Weinberg"), Boca Raton, Florida and engaged Goldstein Lewin and Co. ("GLC"), Boca Raton, Florida, as its principal accountants. Prior to the engagement of GLC, management has not consulted with GLC on any accounting, auditing or reporting matter. The engagement of GLC was made effective February 14, 2000.

The financial statements of Caprock since its inception, June 7, 1999, and prior to the dismissal of Weinberg contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to any uncertainty, audit scope, or accounting principles. In addition, there were not any disagreements or "reportable events" with the former accountant.

The decision to change accountants was approved by the Board of Directors of IINN.

IINN has provided Weinberg & Company, P.A. with a copy of this disclosure and has requested that Weinberg & Company, P.A. furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. (A copy of Weinberg & Company, P.A.'s letter to the SEC, dated April 7, 2000, is filed as
Exhibit 16 to the Form 8-K.)


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        INTERNATIONAL INTERNET, INC.


                                         By:      /s/ Gary Schultheis
                                                  ------------------------------
                                                  Gary Schultheis, President and
                                                  Principal Accounting Officer

Date:  April 7, 2000

                                   Exhibit 16


Letter from Weinberg & Company, P.A. dated April 7, 2000.